UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2010
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
          On April 30, 2010, Encore Energy Partners LP (“ENP”) issued a press release announcing, among other things, the declaration of its quarterly distribution for the first quarter of 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
          The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 8.01 Other Events.
     On April 30, 2010, ENP and Denbury Resources Inc. (“Denbury”), the ultimate parent of ENP’s general partner, announced that they intend to explore a broad range of strategic alternatives to enhance the value of ENP’s common units, including, but not limited to, those involving a possible merger, sale, or other transaction involving ENP, Denbury’s general partner interest, or all or part of the ENP common units that Denbury owns.
     There is no assurance that a review of strategic alternatives will result in the proposal or completion of any transaction with acceptable terms. ENP and Denbury do not expect to update the market with any further information on the process unless and until disclosure is deemed appropriate.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits
               The exhibit listed below is being furnished pursuant to Item 7.01 of this Form 8-K.
99.1	Press Release dated April 30, 2010 regarding first quarter 2010 distribution and strategic alternatives.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: May 6, 2010	By:	/s/ Mark C. Allen
Mark C. Allen
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 30, 2010 regarding first quarter 2010 distribution and strategic alternatives.